Exhibit 99.2

NTALife Enterprises, LLC and Subsidiaries

Unaudited Condensed Consolidated Financial Statements
For the Quarter Ended March 31, 2019

NTALIFE ENTERPRISES, LLC AND SUBSIDIARIES
FOR THE QUARTER ENDED MARCH 31, 2019

NTALIFE ENTERPRISES, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)

	March 31, 2019 Unaudited	December 31, 2018 (1) Audited
ASSETS
Investments
Fixed maturity securities, available for sale, at fair value (amortized cost 2019, $518,038; 2018, $514,677)	$527,371	$509,019
Equity securities, available for sale, at fair value (cost 2019, $357; 2018, $11,878)	346	13,252
Limited partnership interests	5,094	5,048
Short-term and other investments	24,613	15,333
Total investments	557,424	542,652

Cash and cash equivalents	35,434	24,161
Restricted cash	1,145	944
Deferred policy acquisition costs	87,137	87,613
Other assets	21,597	23,176
Total assets	$702,737	$678,546

LIABILITIES AND MEMBERS' EQUITY
Policy liabilities
Life policy reserves	$461,715	$458,421
Unpaid claims and claim expenses	25,051	24,803
Unearned and advance premiums	3,668	3,799
Total policy liabilities	490,434	487,023
Other liabilities	8,983	7,183
Total liabilities	499,417	494,206

Members' capital	10,987	10,987
Retained earnings	168,310	160,787
Accumulated other comprehensive income (loss), net of tax	7,012	(2,903)
Non-controlling interest	17,011	15,469
Total members' equity	203,320	184,340
Total liabilities and members' equity	$702,737	$678,546
________________

(1)
Historical financial information has been conformed to the historical presentation in Horace Mann Educators Corporation's (Horace Mann) consolidated financial statements. Refer to Note 2, Basis of Presentation.

NTALIFE ENTERPRISES, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
($ in thousands)

	Three Months Ended March 31,
	2019	2018
Revenues
Net earned premiums	$32,954	$32,713
Net investment income	5,021	4,783
Net investment gains	2,364	615
Other income	780	1,037

Total revenues	41,119	39,148

Benefits, losses and expenses
Benefits, claims and settlement expenses	15,472	13,787
DAC amortization expense	1,280	1,507
Operating expenses	11,253	10,583

Total benefits, losses and expenses	28,005	25,877

Income before income taxes	13,114	13,271
Income tax expense	2,669	2,812
Net income before non-controlling interest	10,445	10,459
Non-controlling interest	(672)	(749)

Net income	$9,773	$9,710

NTALIFE ENTERPRISES, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
($ in thousands)

	Three Months Ended March 31,
	2019	2018
Net income before non-controlling interest	$10,445	$10,459
Other comprehensive income (loss)
Unrealized gains (losses) on investments:
Unrealized gains (losses) arising during the year	13,653	(13,356)
Related federal income tax (expense) benefit	(2,867)	2,805
Other comprehensive income (loss), net of taxes	10,786	(10,551)
Less comprehensive (income) loss attributable to non-controlling interest	(1,543)	103
Comprehensive income	$19,688	$11

NTALIFE ENTERPRISES, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (UNAUDITED)
($ in thousands)

	Three Months Ended March 31,
	2019	2018
Members' capital
Beginning balance	$10,987	$10,987
Distributions	—	—
Contributions	—	—
Ending balance	10,987	10,987

Retained earnings
Beginning balance	160,787	136,247
Net income	9,773	9,710
Distributions	(2,250)	(497)
Ending balance	168,310	145,460

Accumulated other comprehensive income (loss), net of tax (AOCI)
Beginning balance	(2,903)	11,316
Change in net unrealized gains (losses) on investments, net of tax	9,915	(9,699)
Ending balance	7,012	1,617

Non-controlling interest
Beginning balance	15,469	14,597
Net income	672	749
Change in net unrealized gains (losses) on investments, net of tax	870	(851)
Ending balance	17,011	14,495

Members' equity at end of period	$203,320	$172,559

NTALIFE ENTERPRISES, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
($ in thousands)

	Three Months Ended March 31,
	2019	2018
Cash from (for) operating activities
Net income before non-controlling interest	$10,445	$10,459
Adjustment to reconcile net income to cash from operations:
Depreciation and amortization	158	282
Gains on sale of investments	(2,355)	(629)
Deferred federal income tax	73	15
Changes in operating assets and liabilities:
Deferred policy acquisition costs, net	475	(292)
Current federal income tax	2,685	2,796
Premiums due, net	(200)	159
Equity in unearned and advanced premiums	36	(6)
Reinsurance balances receivable	(7)	(114)
Agent advances, net	(159)	(162)
Other assets	(624)	(454)
Future policy benefit reserves	3,294	4,744
Policy and contract claims	248	(2,433)
Unearned and advanced premiums	(131)	5
Insurance, benefits and claims escrow	273	(1,700)
Taxes, licenses and fees due and accrued	169	32
Commission liabilities	64	66
Accrued liabilities	(344)	(146)
Payable to affiliates	(1,330)	(2,540)
Other liabilities	(152)	(177)
Net cash from operating activities	12,618	9,905

Cash from (for) investing activities
Purchases of fixed maturity securities	(13,826)	(26,296)
Proceeds from maturities and sales of fixed maturity securities	10,589	15,051
Purchases of equity securities	(430)	(829)
Proceeds from sale of equity securities	14,167	526
Dispositions and maturity of mortgage loans	2,489	1,970
Changes in net receivable on securities and short-term investments	(11,883)	(287)
Net cash from (for) investing activities	1,106	(9,865)

Cash (for) financing activities
Distributions paid	(2,250)	(497)
Net cash (for) financing activities	(2,250)	(497)

Increase (decrease) in cash and cash equivalents and restricted cash	11,474	(457)

Cash, cash equivalents and restricted cash, beginning of period	25,105	25,523

Cash, cash equivalents and restricted cash, end of period	$36,579	$25,066

Supplemental cash flow information
Income tax paid during the period	$—	$—

NTALIFE ENTERPRISES, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2019 and 2018
($ in thousands unless noted otherwise)

Note 1 - The Company

The accompanying unaudited condensed consolidated financial statements include the accounts of NTALife Enterprises, LLC (Company) and its wholly-owned subsidiaries, NTALife Management, Inc. (MAN), National Teacher Associates, Inc. (Agency), EE Micronix, Inc. (Micronix), NTALife Business Services Group, Inc. (BSG), NTALife Marketing, Inc. (Marketing) and its majority-owned subsidiary, Ellard Enterprises, Inc. (EEI) and its wholly-owned subsidiary, National Teachers Associates Life Insurance Company (NTA Life), and its wholly-owned subsidiary, NTA Life Insurance Company of New York (NTA of New York). The Company is a limited liability company owned by Ellard Family Holdings, Inc. BSG is engaged primarily in the collection and disbursement of insurance premiums as well as administration of benefit plans under Section 125 of the Internal Revenue Code. MAN provides payroll, accounts receivable and payable functions. Micronix provides IT support and computer systems for the Company. Agency provides marketing and an independent sales force to sell the insurance subsidiaries' products. The insurance subsidiaries predominantly sell a variety of guaranteed renewable supplemental health products, including coverage for cancer and heart disease. The insurance subsidiaries also market short-term disability, accidental injury and life insurance products. NTA Life is licensed in 49 states, the U.S. Virgin Islands and the District of Columbia. NTA of New York is licensed in the state of New York. The insurance subsidiaries' marketplace is primarily within the public sector, including individuals employed by educational institutions, state and local governments and emergency services facilities.

The Member(s) shall not be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of court, beyond such initial Capital Contribution that the Member(s) may have made on the Effective Date, prior to the Effective Date, or immediately following the Effective Date. The Member(s) shall not be required to make any Capital Contributions or loans to the Company beyond the Capital Contribution made on the Effective Date. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement shall not be grounds for imposing personal liability on the Member(s) for the liabilities of the Company.

Pursuant to a Purchase Agreement by and among Ellard Family Holdings, Inc., Brian M. Ellard, the JCE Exempt Trust, and Horace Mann Educators Corporation (Horace Mann), dated December 10, 2018, Horace Mann acquired all of the equity interests of the Company on July 1, 2019.

Note 2 - Basis of Presentation

Presentation of Condensed Consolidated Financial Statements

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). All intercompany balances and transactions have been eliminated in consolidation. It is the opinion of management that these unaudited condensed consolidated financial statements reflect all adjustments necessary for a fair statement of the interim results.

The accompanying unaudited condensed consolidated financial statements do not include all of the information and notes required by GAAP for complete financial statements and should be read in conjunction with the notes to consolidated financial statements included in the Company's annual consolidated financial statements as of and for the years ended December 31, 2018 and 2017, which provide a more complete understanding of the Company's accounting policies, financial position, results of operations, business properties, and other matters. The Company has consistently applied the same accounting policies throughout the periods presented.

The results of operations for the three months ended March 31, 2019 are not necessarily indicative of the results to be expected for the full year.

Note 2 - Basis of Presentation (Continued)

The following table sets forth the Company's historical amounts that have been conformed to the historical presentation in Horace Mann's consolidated balance sheet as of December 31, 2018.

($ in thousands)
Classified as "Equity securities, at fair value"
Common stocks at, at fair value	$12,909
Preferred stocks, at estimated fair value	343
Total	$13,252

Classified as "Limited partnership interests"
Other invested assets	$5,048
Total	$5,048

Classified as "Short-term and other investments"
Common stocks - Federal Home Loan Bank	$406
Mortgage loans	14,177
Policy loans	750
Total	$15,333

Classified as "Other assets"
Receivable for securities	$36
Due and accrued investment income	4,018
Premiums due, net of allowance for doubtful accounts	5,320
Equity in unearned and advance premiums	985
Net deferred tax assets	2,108
Income tax recoverable	872
Reinsurance balances receivable	1,298
Agent advances, net of allowance	3,168
Property and equipment, net	3,750
Other assets	1,621
Total	$23,176

Classified as "Policy liabilities - life policy reserves"
Future policy benefit reserves	$458,421

Classified as "Unpaid claims and claim expenses"
Policy and contract claims: Life policies	$238
Policy and contract claims: Accident and health policies	24,565
Total	$24,803

Classified as "Other liabilities"
Insurance, benefits and claims escrow	$707
Taxes, licenses and fees due and accrued	1,510
Commission liabilities	678
Accrued liabilities	3,149
Payable to affiliates	1,024
Other liabilities	115
Total	$7,183

Note 2 - Basis of Presentation (Continued)

Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents are essentially composed of cash and cash equivalents maturing in three months or less at the date of purchase.

BSG receives insurance premiums to be remitted to insurance companies on behalf of its customers or for the purpose of reimbursement to Cafeteria Plan participants. Such funds are held in separate accounts and are reported on the condensed consolidated balance sheets as restricted cash.

The following table summarizes the composition of total cash, cash equivalents and restricted cash, as presented in the condensed consolidated statements of cash flows:

($ in thousands)	March 31, 2019	December 31, 2018
Cash and cash equivalents	$35,434	$24,161
Restricted cash	1,145	944
Cash, cash equivalents and restricted cash	$36,579	$25,105

Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) (AOCI) represents the accumulated change in members' equity from transactions and other events and circumstances from non-member sources. For the Company, AOCI includes the after tax change in net unrealized investment gains (losses) on fixed maturity securities for the periods as shown in the Condensed Consolidated Statements of Changes in Members' Equity. The following tables reconcile these components.

($ in thousands)	Net Unrealized Gains (Losses) on Investments (1)(2)
Beginning balance, January 1, 2019	$(2,903)
Other comprehensive income (loss) before reclassifications
Amounts reclassified from AOCI	9,915
Net current period other comprehensive income (loss)	9,915
Ending balance, March 31, 2019	$7,012

Beginning balance, January 1, 2018	$11,316
Other comprehensive income (loss) before reclassifications
Amounts reclassified from AOCI	(9,699)
Net current period other comprehensive income (loss)	(9,699)
Ending balance, March 31, 2018	$1,617
________________

(1)	All amounts are net of tax.

(2)
The pretax amounts reclassified from AOCI, $12,551 thousand and $(12,277) thousand, are included in net investment gains and the related income tax expenses, $2,636 thousand and $2,578 thousand, are included in income tax expense in the Consolidated Statements of Operations for the three months ended March 31, 2019 and 2018, respectively.

Note 2 - Basis of Presentation (Continued)

Pending Accounting Standards
Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued accounting guidance to provide a single comprehensive model in accounting for revenue arising from contracts with customers. The guidance applies to all contracts with customers; however, insurance contracts are specifically excluded from this updated guidance. The guidance is effective for annual reporting periods beginning after December 15, 2018 and interim reporting periods within annual reporting periods beginning after December 15, 2019. The majority of the Company's revenue is derived from transactions that do not fall within the scope of the new guidance, namely insurance contracts and investment income. The adoption of the new guidance is not expected to have a material impact on the consolidated financial statements. The Company will continue to monitor and examine transactions that could potentially fall within the scope of the new guidance.

Accounting for Leases

In February 2016, the FASB issued accounting and disclosure guidance to improve financial reporting and comparability among organizations about leasing transactions. Under the new guidance, for leases with lease terms of more than 12 months, a lessee will be required to recognize assets and liabilities on the balance sheet for the rights and obligations created by those leases. Consistent with current accounting guidance, the recognition, measurement and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or an operating lease. However, while current guidance requires only capital leases to be recognized on the balance sheet, the new guidance will require both operating and capital leases to be recognized on the balance sheet. This new guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. While the Company is in the process of evaluating the impact of the guidance, it does not expect the guidance to have a material impact on its consolidated financial statements.
Measurement of Credit Losses on Financial Instruments
In June 2016, the FASB issued guidance to improve financial reporting by requiring timelier recording of credit losses on loans and other financial instruments, including reinsurance receivables, held by companies. The new guidance replaces the incurred loss impairment methodology and requires an organization to measure and recognize all current expected credit losses (CECL) for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Companies will need to utilize forward-looking information to better estimate their credit losses. Companies will continue to use judgment to determine which loss estimation method is appropriate for their circumstances. Any credit losses related to available for sale debt securities will be recorded through an allowance for credit losses with this allowance having a limit equal to the amount by which fair value is below amortized cost. The guidance also requires enhanced qualitative and quantitative disclosures to provide additional information about the amounts recorded in the financial statements. For public business entities, the guidance is effective for annual reporting periods beginning after December 15, 2019, including interim periods within those years, using a modified-retrospective approach. Early application is permitted for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. Management is evaluating the impact this guidance will have on the results of operations and financial position of the Company.

Note 2 - Basis of Presentation (Continued)

Accounting for Long-Duration Insurance Contracts
In August 2018, the FASB issued accounting and disclosure guidance that contains targeted changes to the accounting for long-duration insurance contracts. Under the new guidance, the cash flow assumptions used to measure the liability for future policy benefits for traditional insurance contracts will be required to be updated at least annually with changes recognized as a benefit expense (i.e., assumptions will no longer be locked-in). Insurance entities will be required to use a standard discount rate to measure the liabilities that will be equivalent to the yield from a high-quality bond. The new guidance also changes the amortization of deferred acquisition costs (DAC) to be on a constant-level basis over the expected term of the related contracts with no interest accruing on the DAC balance. The new guidance also introduces a new category of contract features associated with deposit type contracts referred to as market risk benefits (MRBs). Contract features meeting the definition of a MRB will be measured at fair value. New disclosures will be required for long-duration insurance contracts in order to provide better transparency into the exposure of insurance entities and the drivers of their results. For public business entities, the guidance is effective for annual reporting periods beginning after December 15, 2020, including interim periods within those years. With regards to the liability for future policy benefits and DAC, the guidance applies to contracts in force as of the beginning of the earliest period presented and may be applied retrospectively. With regards to MRBs, the guidance is to be applied retrospectively at the beginning of the earliest period presented. Early adoption is permitted. Management is evaluating the impact this guidance will have on the results of operations and financial position of the Company.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of income and expenses during the year. The most significant estimates include those used in determining the fair value of investments, liabilities for future policy benefit reserves and policy and contract claims and related reinsurance recoveries, and deferred acquisition costs. Actual results could differ from these estimates. Although some variability is inherent in these estimates, the Company believes that the amounts presented in the accompanying unaudited condensed consolidated financial statements are appropriate.

Note 3 - Investments

The Company's investment portfolio is comprised primarily of fixed maturity securities and also includes equity securities. The cost or amortized cost, net unrealized investment gains (losses) and fair values of all fixed maturity and equity securities in the portfolio were as follows:

($ in thousands)	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
March 31, 2019
Fixed maturity securities
U.S. Treasury securities	$1,361	$—	$6	$1,355
State and political subdivisions	85,481	4,110	27	89,564
Obligations of U.S. government agencies	4,135	30	29	4,136
Mortgage-backed securities	175,755	3,794	1,723	177,826
Asset-backed securities	12,914	215	1	13,128
Public utilities	19,389	362	428	19,323
Corporate debt securities	219,003	4,833	1,797	222,039
Total fixed maturity securities	$518,038	$13,344	$4,011	$527,371

Equity securities	$357	$—	$11	$346

December 31, 2018
Fixed maturity securities
U.S. Treasury securities	$1,361	$—	$25	$1,336
State and political subdivisions	84,514	2,550	445	86,619
Obligations of U.S. government agencies	5,686	5	73	5,618
Mortgage-backed securities	176,648	1,797	3,341	175,104
Asset-backed securities	7,820	114	20	7,914
Public utilities	17,921	73	751	17,243
Corporate debt securities	220,727	1,227	6,769	215,185
Total fixed maturity securities	$514,677	$5,766	$11,424	$509,019

Equity securities	$11,878	$1,833	$459	$13,252

Note 3 - Investments (Continued)

The following table is an analysis of the fair values and gross unrealized losses aggregated by category and length of time that fixed maturity and equity securities have been in an unrealized loss position:

($ in thousands)	12 Months or Less		More than 12 Months		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
March 31, 2019
Fixed maturity securities
U.S. Treasury securities	$99	$1	$1,077	$5	$1,176	$6
State and political subdivisions	1,339	2	2,248	25	3,587	27
Obligations of U.S. government agencies	—	—	2,146	29	2,146	29
Mortgage-backed securities	10,815	120	55,650	1,602	66,465	1,722
Asset-backed securities	—	—	350	1	350	1
Public utilities	1,353	23	2,560	406	3,913	429
Corporate debt securities	20,484	495	41,997	1,302	62,481	1,797
Total fixed maturity securities	$34,090	$641	$106,028	$3,370	$140,118	$4,011

Equity securities	$1	$11	$345	$—	$346	$11

December 31, 2018
U.S. Treasury securities	$666	$6	$651	$19	$1,317	$25
State and political subdivisions	14,926	228	7,278	218	22,204	446
Obligations of U.S. government agencies	807	—	3,658	73	4,465	73
Mortgage-backed securities	42,898	562	56,980	2,778	99,878	3,340
Asset-backed securities	2,492	19	349	1	2,841	20
Public utilities	9,622	264	2,187	487	11,809	751
Corporate debt securities	127,797	4,734	25,766	2,035	153,563	6,769
Total fixed maturity securities	$199,208	$5,813	$96,869	$5,611	$296,077	$11,424

Equity securities	$3,482	$384	$293	$75	$3,775	$459

Through the Company’s comprehensive evaluation, management concluded that the unrealized losses at March 31, 2019 and December 31, 2018 were caused by interest rate and temporary market fluctuations. At December 31, 2018, the aggregate of unrealized losses related to fixed maturity securities rated below investment grade was not material. Based on the Company’s impairment review process, the decline in value of these investments is not considered to be other-than-temporary. The Company has no fixed maturity securities with an other-than-temporary impairment wherein the Company has (a) an intent to sell or (b) an inability or lack of intent to retain the investment in the security for a period of time sufficient to recover the amortized cost basis.

Note 3 - Investments (Continued)

The amortized cost and estimated fair value of fixed maturity securities at March 31, 2019 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

($ in thousands)	Percent of Total Fair Value		March 31, 2019
	March 31, 2019	December 31, 2018	Fair Value	Amortized Cost
Estimated expected maturity:
Due in 1 year or less	0.7%	0.5%	$3,631	$3,621
Due after 1 year through 5 years	16.6%	18.9%	87,791	86,225
Due after 5 years through 10 years	24.5%	25.6%	129,035	126,393
Due after 10 years through 20 years	18.2%	15.0%	96,062	93,910
Due after 20 years	3.7%	3.9%	19,319	18,596
Mortgage-backed securities	33.7%	34.4%	177,826	175,754
Asset-backed securities	2.5%	1.6%	13,128	12,914
Hybrid securities	0.1%	0.1%	579	625
Total	100.0%	100.0%	$527,371	$518,038

Gross realized gains on fixed maturity securities were $314 thousand and $487 thousand for the three months ended March 31, 2019 and 2018, respectively. Gross realized losses on fixed maturity securities were $176 thousand and $106 thousand for the three months ended March 31, 2019 and 2018, respectively.

In order to meet statutory requirements, the Company has certain investments on deposit with various insurance regulatory authorities. At March 31, 2019 and December 31, 2018, these deposits consisted of fixed maturity securities with an aggregate par value of $7,830 thousand and $7,830 thousand, respectively.

NTA Life is a member of the Federal Home Loan Bank (FHLB) of Dallas, Texas with borrowing capacity of approximately $58.2 million as of March  31, 2019. The common stock held in FHLB represents the membership investment requirement and activities stock.

NTA Life invests in a portfolio of small-business interim construction and acquisition loans that are secured by liens on real estate and that are also pre-qualified for funding by the Small Business Administration (SBA), an independent agency of the federal government. Participation in these loans are sourced through Lincoln Capital Management who acts as the originator and coordinates permanent financing for the borrowers with SBA. As of March 31, 2019, NTA Life had $8.2 million of such loans outstanding which is included in Short-term and other investments on the Condensed Consolidated Balance Sheets.

NTA Life held one loan participation for $1.9 million that was placed into default by Lincoln Capital Management due to the borrower’s failure to begin the contemplated construction project. The mortgage is secured by a first-lien interest in real property that is marketable and valued at approximately $3.0 million, well in excess of the outstanding loan balance with the originator. The loan is also collateralized by the personal guarantee of the borrower. The loan originator has begun legal foreclosure on the property and NTA Life expects to fully recover its investment. All other loans in the portfolio are current.

Note 3 - Investments (Continued)

The following table discloses the composition of Short-term and other investments in the Condensed Consolidated Balance Sheets at March 31, 2019 and December 31, 2018:

($ in thousands)	March 31, 2019	December 31, 2018
FHLB common stock	$408	$406
Mortgage loans	11,687	14,177
Short-term investments	11,767	—
Policy loans	751	750
Total	$24,613	$15,333

Net investment income consists of the following for the three months ended March 31, 2019 and 2018:

($ in thousands)	Three Months Ended March 31,
	2019	2018
Fixed maturity securities	$4,963	$4,454
Equity securities	66	96
Mortgage loans	171	386
Policy loans	12	11
Short-term investments and cash	19	68
Gross investment income	5,231	5,015
Investment expenses	210	232
Net investment income	$5,021	$4,783

Net unrealized gains (losses) on investments at March 31, 2019 and 2018 were as follows:

($ in thousands)	Three Months Ended March 31,
	2019	2018
Fixed maturity securities
Gains	$13,343	$7,697
Losses	(4,011)	(7,122)
Deferred federal income tax expense	(1,959)	(121)
Net unrealized gains (losses) on investments	$7,373	$454

Equity securities
Gains	$—	$1,719
Losses	(11)	(306)
Deferred federal income tax expense	2	(297)
Net unrealized gain (losses) on investments	$(9)	$1,116

Note 4 - Hierarchy of the Fair Value Measurements

Financial assets and liabilities are summarized below according to the fair value hierarchy. The carrying values of other financial assets and liabilities that are not presented below are considered to be reasonable estimates of their fair values.

($ in thousands)		Fair Value Measurements at
	Fair	Reporting Date Using
	Value	Level 1	Level 2	Level 3
March 31, 2019
Fixed maturity securities
U.S. Treasury securities	$1,355	$1,355	$—	$—
State and political subdivisions	89,564	—	89,564	—
Obligations of U.S. government agencies	4,136	—	4,136	—
Mortgage-backed securities	177,826	—	177,826	—
Asset-backed securities	13,128	—	13,128	—
Public utilities	19,323	—	19,323	—
Corporate debt securities	222,039	—	222,039	—
Total fixed maturity securities	527,371	1,355	526,016	—
Equity securities	346	1	345	—
Short-term investments	11,767	11,767	—	—
Total	$539,484	$13,123	$526,361	$—

December 31, 2018
Fixed maturity securities
U.S. Treasury securities	$1,336	$1,336	$—	$—
State and political subdivisions	86,619	—	86,619	—
Obligations of U.S. government agencies	5,617	—	5,617	—
Mortgage-backed securities	175,104	—	175,104	—
Asset-backed securities	7,915	—	7,915	—
Public utilities	17,243	—	17,243	—
Corporate debt securities	215,185	—	215,185	—
Total fixed maturity securities	509,019	1,336	507,683	—
Equity securities	13,252	12,909	343	—
Short-term investments	—	—	—	—
Total	$522,271	$14,245	$508,026	$—

No transfers occurred between Level 1, Level 2, or Level 3 during the three months ended March 31, 2019 and 2018, respectively.

The Company holds mortgage loans and policy loans that are not carried at fair value, but for which fair value disclosure is required. The carrying amounts of such mortgage loans and policy loans approximate their fair values. The fair value of mortgage loans approximated $11,687 thousand and $14,177 thousand as of March 31, 2019 and December 31, 2018, respectively, and have been assigned as Level 3 in the fair value hierarchy. The fair value of policy loans approximated $751 thousand and $750 thousand as of March 31, 2019 and December 31, 2018, respectively, and have been assigned as Level 3 in the fair value hierarchy.

Note 5 - Liability for Unpaid Claims

The activity in the liability for accident and health unpaid claims are summarized as follows:

($ in thousands)	Three Months Ended March 31,
	2019	2018
Beginning balance (1)	$24,565	$32,148
Incurred related to:
Current year	11,819	11,308
Prior years	246	(2,466)
Total incurred	12,065	8,842
Paid related to:
Current year	4,947	3,911
Prior years	6,872	7,398
Total paid	11,819	11,309
Ending balance	$24,811	$29,681
________________

(1)
Unpaid claims expenses as reported in the Condensed Consolidated Balance Sheets also include reserves for life policies of $238 thousand as of December 31, 2018, in addition to accident and health reserves.

Claim reserve balances have decreased and is attributed to the change in reserves in the three months ended March 31, 2019. This decrease is attributed to changes in reserve estimation assumptions and claim development trends. Original estimates are increased or decreased as additional information becomes known regarding individual trends.

Note 6 - Reinsurance

NTA Life cedes life insurance risks to Optimum Re Insurance Company on both a yearly renewable term and on a coinsurance basis in excess of certain retention limits.

NTA Life had a reinsurance agreement with RGA Reinsurance Company whereby it ceded 100% of the Accidental Death rider for accident policies issued after May 18, 2015 in selected markets. This agreement was terminated effective May 31, 2018.

Ceding risks does not discharge the primary liability of NTA Life. However, it does permit NTA Life to recover from the reinsurers a portion of benefits paid. NTA Life remains contingently liable for all amounts due to the policyholders should the reinsurer default.

As of and for the three months ended March 31, 2019 and 2018, the amount ceded by the Company under various reinsurance agreements was as follows:

($ in thousands)	Three Months Ended March 31,
	2019	2018
Aggregate reserves credit taken for life policies	$1,303	$1,209
Premiums ceded	72	163
Death benefits recovered	—	25

Note 7 - Members' Equity and Restrictions

The Company makes distributions to its Members in an amount to be determined by the Chief Executive Officer, with annual cumulative distributions not to exceed one hundred percent (100%) of the Company-received distributions, less any federal or state tax attributable to the Company and any capital contributions made to its subsidiaries, during the current calendar year but always subject to the operating needs of the Company. The Company received cash distributions from its subsidiaries in the amount of $2,250 thousand and $1,500 thousand and paid cash distributions to its members in the amount of $2,250 thousand and $497 thousand for the three months ended March 31, 2019 and 2018, respectively.

NTA Life is domiciled in the state of Texas and is therefore subject to the statutory requirements and limitations established by the Texas Department of Insurance (TDI). Companies operating under the laws of the State of Texas must have minimum capital and surplus requirements in order to transact business. Minimum capital and surplus requirements are $700 thousand.

EEI, the direct parent company of NTA Life, did not pay cash distributions to the Company or the non-controlling interest in the three months ended March 31, 2019 and 2018, respectively.

Note 8 - Affiliated Companies and Related Party Transactions

The member capital of the Company is owned by Ellard Family Holdings, Inc. Ellard Family Holdings, Inc. is a holding company of entities that primarily support the distribution and servicing of insurance products underwritten by the Company.

The Company leases its office space from EE Realty, Inc (Realty). The lease had a five year term through December 2019 but was amended effective July 1, 2019 for an additional five year term.

The Company loaned $4.0 million to Realty on June 1, 2013 for Realty’s purchase of real property in Florida and other needs. This note is secured by a first lien mortgage, accrues interest at the rate of 5% per annum, and is payable in 119 installments of principal and interest in the amount of $23,383 per month. The last installment of principal is due June 1, 2023. During the three month periods ended March 31, 2019 and 2018, the Company received from Realty interest income of $43 thousand and $45 thousand, respectively. The outstanding principle balance at March 31, 2019 and December 31, 2018 was $3,455 thousand and $3,482 thousand, respectively.

Note 9 - Commitments and Contingencies

The Company is involved with a number of claims in the ordinary course of business relating to insurance matters. Generally, the Company’s liability is limited to specific amounts relating to insurance or policy coverage for which a provision has been made in the condensed consolidated financial statements. Other claims are asserted from time to time involving general corporate matters which management believes do not represent significant contingencies for the Company. The Company has no material litigation pending.

Note 10 - Subsequent Events

The Company has evaluated subsequent events through September 13, 2019, the date which the unaudited condensed consolidated financial statements were available to be issued.

Subsequent to the acquisition of NTA, NTA Life declared an extraordinary dividend of $91.9 million, consisting of 2.0 million shares of common stock of NTA of New York and $85.0 million in cash, to its sole shareholder, Ellard Enterprises, Inc. The dividend was based upon 2.5 million shares of common stock outstanding and was payable to the shareholders of record as of July 1, 2019. On July 2, 2019, NTA Life distributed all of the shares of NTA of New York and $50.0 million in cash to its sole shareholder. On July 31, 2019, NTA Life distributed $35.0 million in cash to its shareholder of record. The dividend was filed with the Texas Department of Insurance and subsequently approved by Official Action on April 17, 2019 (HCS #1062807).